For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Announces Schedule for

Fourth Quarter 2013 Earnings Release and Conference Call

January 9, 2014, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today announced that it plans to issue a news release reporting fourth quarter 2013 results after the market closes on Tuesday, January 21, 2014.  The news release will also be available at that time on Southwest’s website at www.oksb.com.

Conference Call/Internet Audio Broadcast Information

A conference call hosted by Southwest President & CEO Mark Funke and CFO Joe Shockley will be held on Wednesday, January 22, 2014 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  Investors, news media, and others may access the call by telephone at 888-317-6016 (toll-free) or 412-317-6016 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.

This call is being webcast and can be accessed via a live Internet audio broadcast at Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb140122.html.  Southwest will also post presentation slides on its website to be addressed by management during the call.  The slides will be available for download on Southwest’s website approximately one hour before the start of the call.

The webcast will be archived on www.oksb.com beginning one hour after the call and will remain accessible for two weeks.  A replay of the conference call can be accessed via telephone by dialing 877-344-7529 (toll-free) or 412-317-0088 (international) and entering conference number 10038921.  Telephone replay access is available until 9:00 a.m. Eastern Time on February 6, 2014.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Bank SNB, National Association (“Bank SNB”).  Through Bank SNB, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through Bank SNB DirectBanker®.  We were organized in 1981 as the holding company for Bank SNB, which was chartered in 1894.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

We make forward-looking statements in this news release that are subject to risks and uncertainties.  We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Southwest does not intend, and undertakes no obligation, to updated or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.